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June 1, 1998

Mr. Curtis P. DiSibio
Vice President & CFO
Invision Technologies, Inc.
7151 Gateway Blvd.
Newark, CA  94560

RE:  Invision Technologies Stock Repurchase Program

Dear Curt:

     This letter is written in connection with that certain a Loan and Security Agreement between Silicon Valley Bank (the "Bank") and Invision Technologies Inc. ("Borrower"), dated as of February 20, 1997, and other related loan documents (as amended from time to time, collectively, the "Credit Agreement"). Borrower has notified Bank of its intention to repurchase up to $3,000,000 worth of its common stock before September 30, 1998 (the "Transaction"). Borrower has requested that Bank approve the Transaction, the consummation of the which might otherwise constitute a default under the Negative Covenants section of the Credit Agreement.

     This letter will serve as Bank's consent to the Transaction. Bank's consent to the Transaction (1) in no way shall be deemed an agreement by the Bank to waive the above-described covenants other than the defaults that may occur by virtue of the Transaction, (2) shall not limit or impair the Bank's right to demand strict performance of the covenants set forth in the Credit Agreement following consummation of the Transaction and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants set forth in the Credit Agreement, at all times.

     By signing below and returning a copy of this letter to Bank, Borrower acknowledges that the Credit Agreement is hereby modified in accordance with the provisions set forth above. Borrower further understands and agrees that in modifying the Credit Agreement, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Credit Agreement. Except as expressly modified pursuant to this letter, the terms of the Credit Agreement shall remain unchanged and in full force and effect. Bank's agreement to modify the Credit Agreement in accordance with the provisions set forth in this letter in no way shall obligate Bank to make any future waivers or modifications to the Credit Agreement. Nothing in this letter shall constitute a satisfaction of the Borrower's indebtedness to Bank. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Credit Agreement, unless the party is expressly released by in writing. No maker, endorser or guarantor will be released by virtue of this letter. The terms of this paragraph apply not only to this letter, but also to all subsequent loan modification agreements.

                              Very truly yours,


                              /s/ D. Edward Wohlleb

                              D. Edward Wohlleb, Vice President
                              SILICON VALLEY BANK

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Mr. Curtis P. DiSibio
Invision Technologies, Inc.
June 1, 1998
Page 2


Accepted:

By executing below, the undersigned acknowledges and confirms the effectiveness of this letter to consent to the Transaction.



By: /s/ Curtis P. DiSibio
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Its: Chief Financial Officer
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Dated: June 8, 1998
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